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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                              MICROHELIX LABS, INC.

                                    ARTICLE I

              The name of the Corporation is microHelix Labs, Inc.

                                   ARTICLE II

        A. The Corporation is authorized to issue 10 million shares of Common Stock.

        B. Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. On dissolution of the Corporation, the holders of Common Stock are entitled to receive the net assets of the Corporation.

                                   ARTICLE III

        No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.



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                                   ARTICLE IV

        The Corporation shall indemnify to the fullest extent not prohibited by law any current or former director or officer of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and



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fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

                                    ARTICLE V

        The street address and the mailing address of the initial registered office of the Corporation is 900 SW Fifth Avenue, Suite 2300, Portland, OR 97204-1268 and the name of its initial registered agent at that address is Annette M. Mulee.

                                   ARTICLE VI

        The name of the incorporator is Annette M. Mulee and the address of the incorporator is 900 SW Fifth Avenue, Suite 2300, Portland, OR 97204-1268.

                                   ARTICLE VII

        The mailing address for the Corporation for notices is 900 SW Fifth Avenue, Suite 2300, Portland, OR 97204-1268, Attention: Annette M. Mulee.

Executed:  January 29, 1996.


                                         /s/ ANNETTE M. MULEE
                                         ---------------------------------------
                                         Annette M. Mulee, Incorporator


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                              ARTICLES OF AMENDMENT

                                       OF

                              MICROHELIX LABS, INC.


        Article II of the Articles of Incorporation is amended to read in its entirety as follows:

                                   ARTICLE II

                A. The corporation is authorized to issue shares of two classes of stock: 13,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock.

                B. Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. On dissolution, liquidation, or winding up of the corporation, after any preferential amount with respect to the Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in the distribution of assets are entitled to receive the net assets of the corporation.

                C. Except as may otherwise be provided by the Board of Directors, no holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.

                D. The Board of Directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act (ORS Ch. 60), as amended from time to time (the "Act"), and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series, and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

                        1. The number of shares in and the distinguishing designation of that series;



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                        2. Whether shares of that series shall have full,
                        special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

                        3. Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

                        4. Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                        5. The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

                        6. The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

                        7. Any other rights, preferences and limitations of that series that are permitted by law to vary.



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                              ARTICLES OF AMENDMENT

                                       OF

                              MICROHELIX LABS, INC.


        Article II of the Articles of Incorporation is amended to read in its entirety as follows:

                                    ARTICLE II

                A. The corporation is authorized to issue shares of two classes of stock: 13,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock.

                B. Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. On dissolution, liquidation, or winding up of the corporation, after any preferential amount with respect to the Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in the distribution of assets are entitled to receive the net assets of the corporation.

                C. Except as may otherwise be provided by the Board of Directors, no holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.

                D. The Board of Directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act (ORS Ch. 60), as amended from time to time (the "Act"), and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series, and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

                        1. The number of shares in and the distinguishing designation of that series;



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                        2. Whether shares of that series shall have full,
                        special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

                        3. Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

                        4. Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                        5. The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

                        6. The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

                        7. Any other rights, preferences and limitations of that series that are permitted by law to vary.

                E. Of the Preferred Stock there shall be 2,000,000 shares designated as Series A Preferred Stock ("Series A Preferred"). The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred are as set forth below in this Article II(E):

                        1. Dividends. No dividend other than a dividend payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Company may be paid to holders of Common



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

                        Stock unless at the same time there is paid an equal dividend on each share of Series A Preferred (adjusted for any combinations, consolidations, stock distributions, or stock dividends with respect to such shares).

                        2. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the shareholders of the Company will be made in the following manner:

                                (a) The holders of Series A Preferred will be entitled to receive, before and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share of Series A Preferred (the "Series A Preference") equal to $0.30. If upon the occurrence of any such event, the assets and funds thus distributed among the holders of the Series A Preferred is insufficient to permit the payment to such holders of their full preference, then the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of the Series A Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                                (b) After the distribution described in Section
                                (E)(2)(a) above has been made, the remaining assets of the Company available for distribution to shareholders will be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by such holders.

                                (c) Whenever a distribution of assets provided for in this Section (E)(2) are to be paid in property other than cash, the value of such distribution will be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

                        3. Redemption. The holders of the Series A Preferred will have redemption rights as follows:

                                (a) Redemption Price. To the extent allowed by law, this corporation shall redeem shares of Series A Preferred upon the request of the holders thereof, in accordance with paragraphs
                                (b) through (e) of this Section (E)(3). The redemption price for the



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                                Series A Stock shall be the price at which such
                                shares were issued, plus any unpaid dividends declared or accrued pursuant to Section 1 hereof (the "Series A Redemption Price").

                                (b) Mechanics of Redemption. Within fifteen (15) days following this corporation's receipt (at any time or times after five (5) years after the initial issuance of Series A Preferred) from the holder(s) of at least 25% of the then outstanding shares of Series A Preferred of a written request that this corporation redeem all or a portion of the shares of Series A Preferred held thereby (provided that the number of shares requested to be redeemed shall not be less than 25% of the shares of Series A Preferred then outstanding), written notice shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series A Preferred, at the address last shown on the records of the Company for such holder or given by the holder to the Company for the purpose of notice. Such notice (the "Series A Redemption Notice") shall state that a request to redeem Series A Preferred has been received and that each holder of Series A Preferred has the right to elect to have any or all of his or her shares concurrently redeemed, such election to be made by delivering to this corporation written notice of election specifying the number of shares of Series A Preferred elected to be redeemed. The Series A Redemption Notice shall also specify the date (the "Series A Redemption Date") on which such redemption of Series A Preferred is to be effected (which such date shall be the sixtieth (60th) day after the date on which the Series A Redemption Notice is mailed or, if such sixtieth (60th) day is not a business day, the first business day thereafter), the Series A Redemption Price, the place at which payment may be obtained, and the manner in which, and the place at which certificate(s) may be surrendered. On the Series A Redemption Date, this corporation shall redeem, in accordance with this Section 3, all shares of Series A Preferred specified for redemption in the Series A Redemption Notice and all shares of Series A Preferred elected to be redeemed in any unrevoked election received by it on or before the tenth (10th) day before the Series A Redemption Date. On or after the Series A Redemption Date, each holder of Series A Preferred to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Series A Redemption Notice, and thereupon the



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                                Series A Redemption Price of such shares shall
                                be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. If the number of shares of Series A Preferred elected to be redeemed by any holder is less than the number of shares evidenced by a Series A Preferred certificate surrendered by him or her pursuant to this Section (E)(3)(b), promptly following such surrender and the cancellation of such certificate the corporation shall issue to such holder a new certificate evidencing the number of shares of Series A Preferred not elected to be redeemed.

                                (c) Limitation on Redemption. Notwithstanding anything to the contrary in this Designation of Series A Preferred, this corporation shall not be obligated by this Section (E)(3) to redeem shares of Series A Preferred more than once in any twelve (12) month period.

                        4. Voting Rights. Except as otherwise required by law, the holders of Series A Preferred and the holders of Common Stock will be entitled to notice of shareholder meetings and to vote upon the election of directors or upon any matter submitted to shareholders for a vote, on the following basis: (a) each share of Common Stock issued and outstanding, including Common Stock issued upon conversion of the Series A Preferred, will have one vote and (b) each share of the Series A Preferred issued and outstanding will have that number of votes equal to the number of shares of Common Stock into which it is convertible (as defined in Section (E)(5) below). Except as otherwise required by law or as otherwise provided herein, the holders of shares of Series A Preferred and Common Stock will vote together and not as separate classes.

                        5. Conversion Rights. The holders of the Series A Preferred will have conversion rights as follows (the "Series A Conversion Rights"):



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                                (a) Right to Convert.

                                    (i) Subject to Section (E)(5)(c), each share of Series A Preferred will be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock, calculated to the nearest share, as is determined by dividing the Original Series A Issue Price by the Series A Conversion Price at the time in effect. The Original Series A Issue Price is $0.30 per share. The initial Series A Conversion Price per share will be $0.30 per share; provided, however, that the Series A Conversion Price will be subject to adjustment as set forth in Section
                                    (E)(5)(c).

                                    (ii) Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the applicable Conversion Price in effect immediately upon: (x) the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended; or (y) the date of conversion of at least 51 percent of the Series A Preferred initially issued by the Company.

                                (b) Mechanics of Conversion. Before any holder of Series A Preferred will be entitled to convert the same into shares of Common Stock, such holder must surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred, and must give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the Series A Preferred. The notice of conversion must state the name or names in which the certificate or certificates for shares of Common Stock are to be issued. As soon as practicable after receiving notice of conversion, the Company will issue and deliver at its principal corporate office to such holder of Series A Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled in accordance with the terms of the Series A Preferred. Conversion will be deemed to have been made immediately before the close of business on the



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                                date of surrender of the shares of Series A
                                Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred will not be deemed to have converted such Series A Preferred until immediately before the closing of such sale of securities.

                                (c) Adjustment of Conversion Price. The
                                Conversion Price of the Series A Preferred shall be subject to adjustment from time to time as follows:

                                        (i) If the number of shares of Common
                                        Stock outstanding at any time after the
                                        Series A Issue Date is increased by a
                                        stock dividend payable in shares of
                                        Common Stock or by a subdivision or
                                        split-up of shares of Common Stock,
                                        then, on the date such payment is made
                                        or such change is effective, the
                                        Conversion Price for the Series A
                                        Preferred shall be appropriately
                                        decreased so that the number of shares
                                        of Common Stock issuable on conversion
                                        of shares of such Preferred Stock shall
                                        be increased in proportion to such
                                        increase of outstanding shares.

                                        (ii) If the number of shares of Common
                                        Stock outstanding at any time after the
                                        Series A Issue Date is decreased by a
                                        combination or reverse stock split of
                                        the outstanding shares of Common Stock,
                                        then, on the effective date of such
                                        combination, the Conversion Price for
                                        such series shall be appropriately
                                        increased so that the number of shares
                                        of Common Stock issuable on conversion
                                        of shares of such series shall be
                                        decreased in proportion to such decrease in outstanding shares.

                                        (iii) In case, at any time after the
                                        Series A Issue Date, of any capital
                                        reorganization or any reclassification
                                        of the



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                                        stock of the Company (other than a
                                        change in par value or as a result of a
                                        stock dividend or subdivision, split-up, reverse stock split, or combination of shares), the shares of Series A Preferred shall, after such reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Company to which the holder would have been entitled if immediately prior to such reorganization or reclassification such holder had converted its shares of Preferred Stock into Common Stock. The provisions of this Section (E)(5)(c)(iii) shall similarly apply to successive reorganizations or reclassifications.

                                (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value for such Common Stock as determined by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                (e) Other Distributions. In the event the
                                Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets excluding cash dividends or options or rights not referred to in Section
                                (E)(5)(c)(i), then in each such case for the purpose of this Section (E)(5)(e), the holders of Series A Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

                                (f) No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the



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                                Company, but will at all times in good faith
                                assist in the carrying out of all the provisions of this Section (E)(5) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. This provision shall not restrict the Company from amending its Articles of Incorporation in accordance with the Oregon Business Company Act.

                                (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section
                                (E)(5), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect for each series of Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock held by such holder.

                                (h) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                                (i) Reservation of Stock Issuable Upon
                                Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding



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

                                shares of Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                                (j) Status of Converted Stock. In the event any shares of Series A Preferred shall be converted into Common Stock pursuant to Section (E)(5) hereof, the shares so converted shall not be reissued and shall no longer constitute authorized shares of Preferred Stock. The Articles of Incorporation shall be appropriately amended to effect the corresponding reduction in the Company's authorized capital stock.

                                (k) Notices. Any notice required by the
                                provisions of this Section (E)(5) to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.



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

                             ARTICLES OF AMENDMENT

                                       OF

                              MICROHELIX LABS, INC.


                Pursuant to ORS 60.447, microHelix Labs, Inc. (the "Company") adopts the following Articles of Amendment to its Articles of Incorporation:

        1. The name of the company prior to this amendment is microHelix Labs, Inc.

        2. Article II, Section A of the Articles of Incorporation is hereby amended to increase the authorized capital stock of the Company.

        3. Article II, Section A of the Articles of Incorporation is amended and restated to read in its entirety as follows:

                                   ARTICLE II

                A. The corporation is authorized to issue shares of two classes of stock: 50,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock.

        The remainder of Article II remains unchanged and continues in full force and effect.

        4. At the time of the adoption of the amendment, the shares outstanding and entitled to vote were 10,314,706 shares of common stock with one vote each. 10,314,706 shares of common stock representing 10,314,706 votes were cast for the amendment; 0 shares of common stock were cast against the amendment.

        5. The person to contact about this filing is Jane Conner at 503.598.0990.

                Dated: October 16, 1998


                                            MICROHELIX LABS, INC.


                                            By: /s/ JANE K. CONNER
                                               ---------------------------------
                                               Jane K. Conner, CFO

                              ARTICLES OF AMENDMENT

                                       OF

                              MICROHELIX LABS, INC.


                Pursuant to ORS 60.447, microHelix Labs, Inc. (the "Company") adopts the following Articles of Amendment to its Articles of Incorporation, as of October 29, 1998:

        1. The name of the company prior to this amendment is microHelix Labs, Inc.

        2. Article I of the Articles of Incorporation is hereby amended to change the name of the company from microHelix Labs, Inc. to:

                             mHL Development Company

        3. Article I of the Articles of Incorporation is amended and restated in its entirety, and the text of the amendment adopted is as follows:

                "Article I. The name of this corporation is mHL Development Company."

        4. At the time of the adoption of the amendment, the shares outstanding and entitled to vote were 13,000,000 shares of common stock and preferred stock in the aggregate with one vote each. 8,843,687 shares of common stock and preferred stock in the aggregate were cast for the amendment; zero shares of common stock and preferred stock in the aggregate were cast against the amendment.

        5. The person to contact about this filing is David Copley Forman at 503.294.9467

                Dated: October 29, 1998


                                            MICROHELIX LABS, INC.

                                            By: /s/ RICHARD G. SASS
                                               ---------------------------------
                                               Richard G. Sass
                                               President

                             ARTICLES OF AMENDMENT
                                       OF
                             mHL DEVELOPMENT COMPANY

        Pursuant to ORS 60.447, mHL Development Company (the "Company") adopts the following Articles of Amendment to its Articles of Incorporation, on March 2, 2001:

        1. The name of the Company prior to this amendment is mHL Development Company.

        2. Article I of the Company's Articles of Incorporation is hereby amended to change the name of the Company from mHL Development Company to:

                                microHelix, Inc.

        3. Article I of the Company's Articles of Incorporation is amended and restated in its entirety, and the text of the amendment adopted is as follows:

                "Article I. The name of this corporation is microHelix, Inc."

        4. At the time of the adoption of the amendment, the shares outstanding and entitled to vote were 15,525,000 shares of common stock with one vote each and 1,500,000 shares of Series A Preferred Stock, with one vote each. 12,216,659 shares of common stock representing 12,216,659 votes and 1,500,000 shares of Series A Preferred Stock representing 1,500,000 votes were cast in favor of the amendment; no shares of common stock representing 0 votes and no shares of Series A Preferred Stock representing 0 votes were cast against the amendment.

        5. The person to contact about this filing is Margaret M. Finnerty at 503-294-9868.

                Dated: March 2, 2001

                                            mHL DEVELOPMENT COMPANY

                                            By: /s/ JANE K. CONNER
                                               ---------------------------------
                                            Name:  Jane K. Conner
                                            Title: Chief Financial Officer